Assured Guaranty Ltd. Reports Results for First Quarter 2016

•	Net income was $59 million, or $0.43 per share, for first quarter 2016, compared with $201 million, or $1.28 per share, for first quarter 2015.

•	Operating income[1] was $113 million, or $0.82 per share, for first quarter 2016, compared with $140 million, or $0.89 per share, for first quarter 2015.

•	Shareholders' equity per share, operating shareholders' equity[1] per share and adjusted book value[1] per share reached new records of $45.26, $44.08 and $61.40, respectively.

•	First quarter 2016 share repurchases totaled $75 million, or 3.0 million shares.

Hamilton, Bermuda, May 4, 2016 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended March 31, 2016 (first quarter 2016).

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended
	March 31,
	2016	2015

Net income	$59	$201
Operating income[1]	113	140

Net income per diluted share	0.43	1.28
Operating income[1] per diluted share	0.82	0.89

Diluted shares[2]	137.0	156.8

PVP[1]	$38	$36
Gross par written	2,749	2,708

1 Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.
2 Diluted shares for generally accepted accounting principles (GAAP) net income and non-GAAP operating income were the same.

Summary Financial Results (continued)
(in millions, except per share amounts)

	As of
	March 31, 2016		December 31, 2015
	Amount	Per Share	Amount	Per Share

Shareholders' equity	$6,113	$45.26	$6,063	$43.96
Operating shareholders' equity[1]	5,954	44.08	5,946	43.11
Adjusted book value[1]	8,294	61.40	8,439	61.18

Common shares outstanding	135.1		137.9
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

“Our first quarter provided a strong start to 2016,” said Dominic Frederico, President and CEO. “U.S. municipal and international infrastructure activity resulted in our best first quarter production in four years.  Our secondary market business was very strong and our overall pricing improved, and we did this in an environment where interest rate and credit spread conditions became even more challenging.

“We continued to pursue our alternative strategies and, in April, announced a strategic agreement to acquire CIFG, which, once closed, will add a solid book of financial guaranty business and increase our capital base and policyholders’ surplus.  Also, once again, we set new per-share records for operating shareholders’ equity and adjusted book value.”

First Quarter Results

GAAP Financial Information

Net income for first quarter 2016 was $59 million, compared with net income of $201 million for the three-month period ended March 31, 2015 (first quarter 2015). The decrease was primarily attributable to fair value losses on credit derivatives in first quarter 2016 compared with gains in first quarter 2015, and higher loss and loss adjustment expenses (LAE), offset in part by higher net earned premiums and a benefit due to loss mitigation recoveries.

Except for credit impairment, the fair value adjustments on credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of the portfolio. Fair value losses on credit derivatives were $60 million in first quarter 2016, primarily due to the decreased cost to purchase protection on Assured Guaranty Corp. and Assured Guaranty Municipal Corp., and a decrease in the value of a hedge on another financial guarantor. Fair value gains on credit derivatives in first quarter 2015 were $124 million, primarily driven by a residential mortgage-backed securities (RMBS) transaction that changed from an expected loss to an expected recovery position and gains in trust preferred securities and other sectors.

Loss and LAE incurred was $90 million in first quarter 2016, primarily due to increased loss reserves on certain Puerto Rico exposures. Loss and LAE incurred in first quarter 2015 was $18 million, which was also primarily due to increased loss reserves on certain Puerto Rico exposures.

Net earned premiums were $183 million in first quarter 2016, compared with $142 million in first quarter 2015. The increase is mainly due to higher accelerations and to net earned premiums related to the acquisition of Radian Asset Assurance Inc. (Radian Asset).

Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	March 31,
	2016	2015
Revenues:
Net earned premiums	$183	$142
Net investment income	99	101
Net realized investment gains (losses)	(13)	16
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	8	21
Net unrealized gains (losses)	(68)	103
Net change in fair value of credit derivatives	(60)	124
Fair value gains (losses) on committed capital securities (CCS)	(16)	2
Fair value gains (losses) on financial guaranty variable interest entities (FG VIEs)	18	(7)
Other income (loss)	34	(9)
Total revenues	245	369
Expenses:
Loss and LAE	90	18
Amortization of deferred acquisition costs	4	4
Interest expense	26	25
Other operating expenses	60	56
Total expenses	180	103
Income (loss) before income taxes	65	266
Provision (benefit) for income taxes	6	65
Net income (loss)	$59	$201

Economic Loss Development

Economic loss development in first quarter 2016 was $59 million, comprising $99 million in loss development in the public finance sector and a benefit of $40 million in the structured finance sector. These amounts include an aggregate $63 million in loss development attributable to the decline in discount rates for all sectors.

The economic loss development of $99 million in the public finance sector includes a $39 million impact from the decline in discount rates. The remainder of the loss development was mainly driven by increases in loss reserves on various Puerto Rico exposures. The benefit for U.S. RMBS of $31 million was primarily attributable to the acceleration of claim payments as a means of mitigating future losses on certain Alt-A transactions. The benefit of $9 million in the other structured finance sector was primarily attributable to the commutation of certain assumed student loan exposures.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of December 31, 2015	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of March 31, 2016

Public finance	$809	$99	$(5)	$903
U.S. RMBS:
Before representations and warranties (R&W) benefit	488	(50)	(98)	340
R&W benefit	(79)	19	13	(47)
U.S. RMBS	409	(31)	(85)	293
Other structured finance	173	(9)	(23)	141
Total	$1,391	$59	$(113)	$1,337
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under GAAP.

New Business Production

New Business Production
(in millions)

	Quarter Ended March 31,
	2016		2015
	PVP(1)	Gross Par Written	PVP(1)	Gross Par Written

Public finance - U.S.	$31	$2,749	$13	$2,441
Public finance - non - U.S.	7	—	—	—
Structured finance - U.S.	—	—	18	261
Structured finance - non-U.S.	—	—	5	6
Total	$38	$2,749	$36	$2,708
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

U.S. public finance PVP increased to $31 million in first quarter 2016 from $13 million in first quarter 2015, representing an increase of 138%. The average premium rate increased compared with first quarter 2015 while the average rating of par written remained in the A- category. During first quarter 2016, Assured Guaranty once again guaranteed the majority of insured par issued.

Non-U.S. public finance PVP in first quarter 2016 represents additional future premiums related to the restructuring of an existing insured obligation.

Other Non-GAAP Financial Measures

Operating income was $113 million in first quarter 2016, compared with operating income of $140 million in first quarter 2015. The decrease in operating income was primarily due to higher loss reserves on certain Puerto Rico exposures, partially offset by higher net earned premiums and loss mitigation recoveries.

Total net earned premiums and credit derivative revenues in first quarter 2016 were $198 million, compared with $171 million in first quarter 2015. Acceleration of net earned premiums and credit derivative revenues was $89 million in first quarter 2016, compared with $41 million in first quarter 2015, and included the acceleration of premiums related to the termination of previously insured obligations of Skyway Concession Company LLC. First quarter 2016 net earned premiums and credit derivative revenues also increased due to the Radian Asset acquisition. On an operating income basis, credit derivative contracts and FG VIEs are accounted for as financial guaranty insurance.

Operating shareholders' equity per share and adjusted book value per share increased in first quarter 2016 in part due to the Company's repurchase of its common shares, as discussed in greater detail below.

Common Share Repurchases

In February 2016, the Company exhausted its previous $400 million common share repurchase authorization, and on February 24, 2016, the Board of Directors approved an incremental $250 million share repurchase authorization. As of May 4, 2016, the Company's remaining share repurchase authorization was $210 million.

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2013	$264	12.5	$21.12
2014	590	24.4	24.17
2015	555	21.0	26.43
2016 (January 1 - March 31)	75	3.0	24.69
2016 (April 1 - through May 4, 2016)	20	0.8	25.20
Total 2016	95	3.8	24.80
Cumulative repurchases since the beginning of 2013	$1,504	61.7	$24.36

As in the past, the Company's execution of its capital management strategy is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the board of directors at any time. It does not have an expiration date.

Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	March 31, 2016	December 31, 2015
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,588	$10,627
Short-term investments, at fair value	459	396
Other invested assets	167	169
Total investment portfolio	11,214	11,192
Cash	112	166
Premiums receivable, net of commissions payable	662	693
Ceded unearned premium reserve	236	232
Deferred acquisition costs	113	114
Reinsurance recoverable on unpaid losses	72	69
Salvage and subrogation recoverable	206	126
Credit derivative assets	55	81
Deferred tax asset, net	278	276
Current income tax receivable	11	40
FG VIE assets, at fair value	1,191	1,261
Other assets	302	294
Total assets	$14,452	$14,544
Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$3,810	$3,996
Loss and LAE reserve	1,112	1,067
Reinsurance balances payable, net	58	51
Long-term debt	1,302	1,300
Credit derivative liabilities	489	446
FG VIE liabilities with recourse, at fair value	1,165	1,225
FG VIE liabilities without recourse, at fair value	119	124
Other liabilities	284	272
Total liabilities	8,339	8,481
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,269	1,342
Retained earnings	4,519	4,478
Accumulated other comprehensive income	319	237
Deferred equity compensation	5	5
Total shareholders' equity	6,113	6,063
Total liabilities and shareholders' equity	$14,452	$14,544

Explanation of Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with GAAP. Management and the Board of Directors utilize non-GAAP financial measures in evaluating the Company's financial performance. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs and tables define each non-GAAP financial measure, describe why it is useful and provides reconciliations to the most comparable GAAP financial measure. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income

Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the after-tax realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Summary Reconciliation of
GAAP Net Income to Non-GAAP Operating Income (1)
(in millions)

	Quarter Ended
	March 31,
	2016	2015

Net income (loss)	$59	$201
Less after-tax adjustments:
Realized gains (losses) on investments	(9)	9
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(43)	66
Fair value gains (losses) on CCS	(10)	1
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(2)	(9)
Effect of consolidating FG VIEs	10	(6)
Operating income	$113	$140
________________________________________________

(1)	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Detailed Reconciliation of GAAP Net Income
to Non-GAAP Operating Income (1)
(in millions, except per share amounts)

	Quarter Ended March 31, 2016			Quarter Ended March 31, 2015
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$183	$(5)	$188	$142	$(5)	$147
Net investment income	99	(4)	103	101	(1)	102
Net realized investment gains (losses)	(13)	(13)	—	16	16	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	8	8	—	21	21	—
Net unrealized gains (losses)	(68)	(53)	(15)	103	103	—
Credit derivative revenues	—	(10)	10	—	(24)	24
Net change in fair value of credit derivatives	(60)	(55)	(5)	124	100	24
Fair value gains (losses) on CCS	(16)	(16)	—	2	2	—
Fair value gains (losses) on FG VIEs	18	18	—	(7)	(7)	—
Other income (loss)	34	(2)	36	(9)	(13)	4
Total revenues	245	(77)	322	369	92	277
Expenses:
Loss and LAE:
Financial guaranty insurance	90	(7)	97	18	(6)	24
Credit derivatives	—	6	(6)	—	12	(12)
Amortization of deferred acquisition costs	4	—	4	4	—	4
Interest expense	26	—	26	25	—	25
Other operating expenses	60	1	59	56	—	56
Total expenses	180	0	180	103	6	97
Income (loss) before income taxes	65	(77)	142	266	86	180
Provision (benefit) for income taxes	6	(23)	29	65	25	40
Income (loss)	$59	$(54)	$113	$201	$61	$140

Diluted shares	137.0		137.0	156.8		156.8

Earnings per share, diluted	$0.43		$0.82	$1.28		$0.89
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(1) The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Adjusted Book Value and Operating Shareholders’ Equity

Management also uses adjusted book value to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share is one of the key financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in-force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

1)	Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3)
Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net Present Value of Estimated Net Future Credit Derivative Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GAAP Shareholders' Equity to
Operating Shareholders' Equity (1) and Adjusted Book Value (1)
(in millions, except per share amounts)

	As of
	March 31, 2016	December 31, 2015

Shareholders' equity	$6,113	$6,063
Less after-tax adjustments:
Effect of consolidating FG VIEs	(12)	(23)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(203)	(160)
Fair value gains (losses) on CCS	30	40
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	344	260
Operating shareholders' equity	5,954	5,946
After-tax adjustments:
Less: Deferred acquisition costs	145	147
Plus: Net present value of estimated net future credit derivative revenue	91	116
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,394	2,524
Adjusted book value	$8,294	$8,439

Shares outstanding at the end of the period	135.1	137.9

Per share:
Shareholders' equity	$45.26	$43.96
Operating shareholders' equity	44.08	43.11
Adjusted book value	61.40	61.18
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of PVP
to Gross Written Premiums (1)
(in millions)

	Quarter Ended
	March 31,
	2016	2015

Total PVP	$38	$36
Less: PVP of non-financial guaranty insurance	0	6
PVP of financial guaranty insurance	38	30
Less: Financial guaranty installment premium PVP	7	17
Total: Financial guaranty upfront gross written premiums	31	13
Plus: Installment gross written premiums and other GAAP adjustments(2)	(12)	19
Total gross written premiums	$19	$32
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

(2)
Includes present value of new business on installment policies, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Conference Call and Webcast Information

The Company will host a conference call for investors at 7:30 a.m. Eastern Time (8:30 a.m. Atlantic Time) on Thursday, May 5, 2016. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through August 4, 2016. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10084916. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's March 31, 2016 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolios, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 1Q 2016,” which lists the U.S. public finance new issues insured by the Company in first quarter 2016, and

•	“Structured Finance Transactions at March 31, 2016,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “March 31, 2016 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risks and uncertainties that have not been identified at this time; management’s response to these factors; and other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of May 4, 2016, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@assuredguaranty.com